UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 25, 2025
YEXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38056	20-8059722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
61 Ninth Avenue
New York, NY 10011
(Address of principal executive offices, including zip code)
(212) 994-3900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	YEXT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2025, Yext, Inc. (the “Company”) appointed Allan Tang as its Chief Accounting Officer and as its principal accounting officer. Effective immediately, Mr. Tang replaced Darryl Bond as the Company’s Chief Accounting Officer and principal accounting officer. Mr. Bond will continue to serve as the Company’s Chief Financial Officer and principal financial officer.

Mr. Tang, age 42, served as the Chief Accounting Officer of Alation, Inc. from May 2024 to January 2025, as its Vice President, Corporate Controller from May 2022 to May 2024 and also as its interim Chief Financial Officer from September 2022 to April 2023. Prior to that, Mr. Tang served as Senior Director, Assistant Controller at Okta, Inc., a publicly traded company, from August 2020 to June 2022 and as its Senior Director, Technical Accounting and Financial Reporting from August 2019 to August 2020. Prior to that, Mr. Tang also served in various roles at publicly traded and private companies and as a Director in KPMG LLP’s Accounting Advisory Services practice. Mr. Tang is a Certified Public Accountant and Canadian Chartered Public Accountant, Chartered Accountant. Mr. Tang holds a Bachelor of Commerce with Honours from the University of British Columbia.

There are no family relationships between Mr. Tang and any of the Company’s directors or executive officers and there are no arrangements or understandings between Mr. Tang and any other persons pursuant to which he was selected as an officer. There are no related party transactions between Mr. Tang and the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YEXT, INC.

By:	/s/ Ho Shin
Ho Shin EVP & General Counsel

Date: April 28, 2025